LEWIS GALOOB TOYS, INC.
                              OFFER TO EXCHANGE
     ONE OUTSTANDING DEPOSITARY CONVERTIBLE EXCHANGEABLE PREFERRED SHARE,
      REPRESENTING 1/10TH OF A SHARE OF $17.00 CONVERTIBLE EXCHANGEABLE
               PREFERRED STOCK, FOR 1.85 SHARES OF COMMON STOCK

THE EXCHANGE OFFER, AND WITHDRAWAL RIGHTS FOR DEPOSITARY SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER, WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON MARCH 29, 1996, UNLESS EXTENDED.

                                                             February 28, 1996

TO OUR CLIENTS:

   Enclosed for your consideration is the Offering Circular dated February 28, 1996 (as the same may be amended from time to time, the "Offering Circular") and a related form of Letter of Transmittal and instructions thereto (the "Letter of Transmittal," together with the Offering Circular, the "Exchange Offer") relating to the offer by Lewis Galoob Toys, Inc. (the "Company") to exchange each of its outstanding Depositary Convertible Exchangeable Preferred Shares, representing 1/10th of a share of $17.00 Convertible Exchangeable Preferred Stock of the Company for 1.85 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company.

   Consummation of the Exchange Offer is subject to certain conditions described in the Exchange Offer.

   WE ARE THE REGISTERED HOLDER OF THE DEPOSITARY SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH DEPOSITARY SHARES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DEPOSITARY SHARES HELD BY US FOR YOUR ACCOUNT.

   Accordingly, we request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, pursuant to the terms and conditions set forth in the Exchange Offer. We urge you to read the Exchange Offer and related Letter of Transmittal carefully before instructing us to tender your Depositary Shares.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Depositary Shares on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on March 29, 1996 (the "Expiration Date"), unless extended. Depositary Shares tendered pursuant to the Exchange Offer may be withdrawn, upon written notice to the Depositary, at any time prior to the Expiration Date and subject to the procedures described in the Exchange Offer.

   Your attention is directed to the following:

   1. The Exchange Offer is conditioned upon, among other things, at least 75% of the Depositary Shares being validly tendered and not withdrawn prior to the Expiration Date.

   2. The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Depositary Shares in the Exchange Offer.

   3. Any transfer taxes incident to the transfer and sale of Depositary Shares from the tendering holder to the Company will be paid by the Company, except as provided in the Exchange Offer and the instructions to the Letter of Transmittal.

   If you wish to have us tender any or all of the Depositary Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.




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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE
        THE OUTSTANDING DEPOSITARY CONVERTIBLE EXCHANGEABLE PREFERRED
                      SHARES OF LEWIS GALOOB TOYS, INC.

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer in connection with the offer by Lewis Galoob Toys, Inc. to purchase each of its outstanding Depositary Shares for 1.85 shares of Common Stock.

   This will instruct you whether to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Exchange Offer and the related Letter of Transmittal.

 [ ] By checking this box, all Depositary Shares held for the account of the undersigned will be tendered. If fewer than all Depositary Shares are to be tendered, please check the box AND indicate below the aggregate number of Depositary Shares to be tendered. (Unless otherwise indicated, it will be assumed that all Depositary Shares held for the account of the undersigned are to be tendered.)
Number of Depositary Shares to be tendered:  ________________

Date: __________________, 1996

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                                                 Signature(s)
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                                          Please print name(s) here
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                                       Area Code and Telephone Number

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                                           Social Security Number

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                                         My Account Number With You